Exhibit 10.2(e)

REVOLVING CREDIT NOTE

$35,000,000	April 26, 2013

FOR VALUE RECEIVED,  Green Plains Trade Group LLC, a Delaware limited liability company (“GTRADE”), and each Person joined as a Borrower from time to time (each a “Borrower”, and collectively, the “Borrowers”), hereby promise to pay, jointly and severally, to the order of Bank of America (“Lender”), at the office of Agent (as defined below) at the address set forth in the Loan Agreement (as defined below) or at such other place as Agent may from time to time designate to any Borrower in writing: (i) at the end of the Term or (ii) earlier as provided in the Loan Agreement, the lesser of the principal sum of Thirty Five Million Dollars ($35,000,000) or such lesser sum which then represents such Lender’s Revolving Commitment Percentage of the aggregate unpaid principal amount of all Revolving Advances made or extended to any Borrower by Lender pursuant to Section 2.1(a) of the Loan Agreement, in lawful money of the United States of America in immediately available funds, together with interest on the principal hereunder remaining unpaid form time to time, at the rate or rates from time to time in effect under the Loan Agreement.

THIS REVOLVING CREDIT NOTE is pursuant to the terms of that certain Second Amended and Restated Revolving Credit and Security Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among the Borrowers, the various financial institutions named therein or which hereafter become a party thereto as lenders and PNC Bank, National Association in its capacity as agent for Lenders (in such capacity, “Agent”) and in its capacity as a Lender.  Capitalized terms used herein and not otherwise defined herein shall have the meanings provided in the Loan Agreement.

[Bank of America chose not to execute a Revolving Credit Note in reliance on the executed Second Amended and Restated Revolving Credit and Security Agreement, dated as of the date hereof.]